UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2005
Mirant Americas Generation, LLC
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	N/A (Commission File Number)	51-0390520 (IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia (Address of principal executive offices)	30338 (Zip Code)
Registrant’s telephone number, including area code: (678) 579-5000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 8, 2005, Mirant Corporation (“Mirant”) filed as Exhibit 99.2 to a Form 8-K a term sheet (the “Term Sheet”) containing an agreement dated September 7, 2005 among a number of the key constituencies in its Chapter 11 case regarding the terms upon which it is seeking to emerge from Chapter 11 protection. On September 16, 2005, Mirant filed the form of Lock-Up Instruction/Agreement (the “Lock-up Agreement”) referred to in the Term Sheet that the Debtors in the Chapter 11 case (the “Debtors”) were willing to accept as satisfactory from the holders of MAG Long-Term Debt.
     The Debtors are filing this Form 8-K to disclose that the holders of MAG Long-Term Debt holding an aggregate of notes in excess of $600 million have signed Lock-Up Agreements. This amount was the minimum amount agreed among Mirant, the MAG Official Committee, and counsel to the MAG Ad Hoc Committee as necessary to satisfy the condition set forth in Section 2(a)(i) of the Lock Up Agreement and Section 10(b)(i) of the Term Sheet such that the provisions of Section 10(x) and (y) of the Term Sheet would become operative. The Debtors have attached hereto as Exhibit 99.1 an updated form of Lock Up-Agreement that they were willing to accept as satisfactory from the holders of MAG Long-Term Debt.
     The information in this Form 8-K and the attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Exhibit Name
99.1
Updated Form of Lock-Up Instruction/Agreement among Mirant Corporation, Mirant Americas Generation, LLC, the Official Committee of Unsecured Creditors of Mirant Americas Generation, LLC and the Ad Hoc Committee of Bondholders of Mirant Americas Generation, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: September 23, 2005

Mirant Americas Generation, LLC
/s/ Dan Streek
Dan Streek
Vice President and Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1
Updated Form of Lock-Up Instruction/Agreement among Mirant Corporation, Mirant Americas Generation, LLC, the Official Committee of Unsecured Creditors of Mirant Americas Generation, LLC and the Ad Hoc Committee of Bondholders of Mirant Americas Generation, LLC